Exhibit 11



INDEPENDENT AUDITORS' CONSENT

To the Board of Trustees of Capital Management Investment Trust and Shareholders of the Capital Management Mid-Cap Fund:


We consent to the incorporation by reference in Post-Effective Amendment No. 7 to Registration Statement (No. 33-85242) of the Capital Management Mid-Cap Fund of our report dated December 18, 1998, appearing in the Prospectus, which is incorporated by reference in such Registration Statement, and to the reference to us under the heading "Financial Highlights" in such Prospectus.




/s/ Deloitte & Touche LLP

Pittsburgh, Pennsylvania
January 28, 1999